INDIANA ENERGY, INC.
                EXECUTIVE RESTRICTED STOCK PLAN
      (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 1998)


     Pursuant to rights reserved under Section 20 of the  Indiana
Energy, Inc. Executive Restricted Stock Plan, originally effective as of October 1, 1987, (the Plan), the Board of
Directors of Indiana Energy, Inc. further amends the Plan, effective October 1, 1998, to provide, in its entirety, as follows:

     Section 1. Establishment. Indiana Energy, Inc. hereby establishes a share incentive plan for its and certain of its subsidiaries' principal officers, as described herein, which shall be known as the Indiana Energy, Inc. Executive Restricted Stock Plan.

     Section   2.    Definitions.   Whenever  used  herein,   the
following terms shall have the meanings set forth below:

     (a)  Board means the Board of Directors of Energy.

     (b)  Change in Control means:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (a) the then outstanding shares of common stock of Energy (the "Outstanding Energy Common Stock") or (b) the combined voting power of the then outstanding voting securities of Energy entitled to vote generally in the election of directors (the "Outstanding Energy Voting Securities"); provided, however, that the following acquisitions shall not constitute an Change in Control: (A) any acquisition directly from Energy (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by Energy, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Energy, Indiana Gas or any corporation controlled by Energy or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses
               (A),  (B)  and  (C) of subsection  (iii)  of  this
               Section 1.01 are satisfied;

          (ii) Individuals who, as of July 25, 1997, constitute the Board of Directors of Energy (the "Incumbent Energy Board") cease for any reason to constitute at least a majority of the Board of Directors of Energy (the "Energy Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by shareholders of Energy, was approved by a vote of at least a majority of the directors then comprising the Incumbent Energy Board shall be considered as though such individual were a member of the Incumbent Energy Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Energy Board; or

          (iii)Approval by the shareholders of Energy of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Energy Common Stock and Outstanding Energy Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Energy Stock and Outstanding Energy Voting Securities, as the case may be, (B) no
               Person (excluding Energy, any employee benefit plan or related trust of Energy, Indiana Gas or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty percent (20%) or more of the Outstanding Energy Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the
               Incumbent  Energy  Board  at  the  time   of   the
               execution of the initial agreement providing for such reorganization, merger or consolidation;

          (iv) Approval by the shareholders of Energy of (A) a complete liquidation or dissolution of Energy or
               (B) the sale or other disposition of all or substantially all of the assets of Energy, other than to a corporation, with respect to which following such sale or other disposition (1) more than sixty percent (60%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Energy Common Stock and Outstanding Energy Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Energy Common Stock and Outstanding Energy Voting Securities, as the case may be,(2) no Person (excluding Energy and any employee benefit plan or related trust of Energy, Indiana Gas or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty percent (20%) or more of the Outstanding Energy Common Stock or Outstanding Energy Voting Securities, as the case may be) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and
               (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Energy Board at the time of the execution of the initial agreement or action of the Energy Board providing for such sale or other disposition of assets of Energy; or

          (v) The closing, as defined in the documents relating to, or as evidenced by a certificate of any state or federal governmental authority in connection with, a transaction approval of which by the shareholders of Energy would constitute an Change in Control under subsection (iii) or (iv) of this
               Section 1.01.

          Notwithstanding anything contained in this Plan, if a Participant's employment is terminated before a Change in Control and the Grantee reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect an Change in Control and who effectuates an Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, an Change in Control which actually occurs, then for all purposes of this Plan, the date of an Change in Control with respect to the Grantee shall mean the date immediately prior to the date of such termination of the Grantee's employment.

     (c)  Effective Date means October 1, 1987.

     (d) Energy means Indiana Energy, Inc., an Indiana corporation, and any successor thereof.

     (e) Grantee means any principal officer of a Participating Employer who shall have received a grant of restricted Shares under the Plan.

     (f)  Indiana Gas means Indiana Gas Company, Inc., an
          Indiana corporation, and any successor thereof.

     (g) Measuring Periods mean the three (3) year periods beginning on October 1, 1997 and each October 1 thereafter.

     (h) Participating Employers means Energy, Indiana Gas, any direct or indirect subsidiary of Energy which adopts the Plan with the approval of Energy, and any successors thereof.

     (i) Period of Restriction means the period during which the transfer of restricted Shares granted under the Plan is restricted pursuant to Section 11 hereof.

     (j)  Plan means the Indiana Energy, Inc. Executive
          Restricted Stock Plan as described herein or as from time to time hereinafter amended.

     (k) Restricted Stock Target Percentage means for any principal officer of a Participating Employer to whom restricted Share grants are made the percentage of his or her aggregate annual base salary from all Participating Employers designated by the independent directors of the Board to be used as a basis for determining the number of restricted Shares to be granted to him or her during a Measuring Period.

     (l) Shares means the common stock, without par value, of Energy.

     (m) 1934 Act means the Securities Exchange Act of 1934, as amended.

     Section 3. Purpose. The purpose of the Plan is to enable the Participating Employers to retain and motivate their principal officers who provide valuable service to them, and to provide their principal officers with a means of acquiring or increasing a proprietary interest in Energy so that they shall have an increased incentive to work toward the attainment of the long term growth and profit objectives of Energy and its affiliated companies.

     Section 4. Shareholder Approval. The Plan was conditioned upon the approval of the Plan by the holders of a majority of the Shares present, or represented, and entitled to vote at Energy's
1988 annual shareholders' meeting.

     Section 5. Eligible Persons. Any principal officer of a Participating Employer for whom a grant of restricted Shares is authorized by the independent directors of the Board for a Measuring Period shall be eligible for restricted Share grants under the Plan; provided, however, that no grant of restricted Shares shall be made to a principal officer until such principal officer consents in writing to abide by the restrictions imposed on the Shares granted to him or her.

     Section 6. Administration. The Plan shall be administered by the Energy Compensation Committee, consisting of at least three(3) members of the Board who qualify as Non-Employee Directors within the meaning of Rule 16b-3(b)(3) promulgated under the 1934 Act and who shall be designated from time to time by the Board. The decision of a majority of the members of the Energy Compensation Committee shall constitute the decision of the Energy Compensation Committee, and the Energy Compensation Committee may act either at a meeting at which a majority of its members are present or by a written consent signed by all of its members. The Energy Compensation Committee may appoint individuals to act on its behalf in the administration of the Plan; provided, however, that except as otherwise provided by the Plan, the Energy Compensation Committee shall have the sole, final and conclusive authority to administer, construe and interpret the Plan.

     Section 7. Number of Shares Subject to the Plan. The total number of Shares that may be granted under the Plan may not exceed Two Hundred Thousand (200,000) Shares, subject to adjustment as provided in Section 9 hereof. Those Shares may consist, in whole or in part, of authorized but unissued Shares or Shares reacquired by Energy, including Shares purchased in the open market, not reserved for any other purpose.

     Section 8. Unused Shares. In the event any Shares subject to grants made under the Plan are forfeited pursuant to
Section 15 hereof, such forfeited Shares shall again become available for issuance under the Plan.

     Section 9. Adjustments in Capitalization. In the event of any change in the outstanding Shares by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, stock rights plan or exchange of shares or other similar corporate change, the aggregate number of Shares issuable under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive. In such event, the Board shall also have discretion to make appropriate adjustments in the number and type of shares subject to restricted Share grants then outstanding under the Plan pursuant to the terms of such grants or otherwise.

      Section  10.   Grant  of  Restricted  Shares.   Before  the
beginning of each Measuring Period, the independent directors of the Board shall determine the principal officers to whom restricted Share grants are to be made and the Restricted Stock Target Percentages for such Measuring Period. As of the first day of each Measuring Period, Energy shall issue to each Grantee a number of restricted Shares determined by dividing:

     (a)  the product of:
          (i)  one (1), and

          (ii) an amount equal to the Grantee's aggregate annual base salary from all of the Participating Employers (excluding any bonuses or incentive compensation) in effect on such date times his or her Restricted Stock Target Percentage, by

     (b) the average of the daily averages of the high and low sales price of the Shares for the twenty (20) consecutive trading days immediately preceding the first day of each Measuring Period (as reported in The Wall Street Journal), rounding up or down any fractional Share to the nearest whole Share.

     During the first twelve (12) months of a Measuring Period, the independent directors of the Board may provide for additional grants of restricted Shares to be made to other principal officers of the Participating Employers. The number of restricted Shares to be issued to any such principal officer shall be determined by dividing:

     (c)  the product of:

          (i) the number of full months remaining in the first twelve (12) months of the Measuring Period at the effective date of his or her Plan participation, and

          (ii) an amount equal to the principal officer's annual aggregate base salary from all of the Participating Employers (excluding bonuses or incentive compensation) in effect on the effective date of his or her restricted Share grant times his or her Restricted Stock Target Percentage, by

     (d) the average of the daily averages of the high and low sales price of the Shares for the twenty (20) consecutive trading days immediately preceding the effective date of his or her Plan participation (as reported in The Wall Street Journal), rounding up or down any fractional Share to the nearest whole Share.

     Section 11. Restrictions on Transferability. Until the lifting of the restrictions on the Shares granted hereunder, no Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction.

     Section   12.    Certificate   Legend.    Each   certificate
representing restricted Shares granted pursuant to this Plan shall bear the following legend:

          "The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Indiana Energy, Inc. Executive Restricted Stock Plan and rules of administration adopted pursuant to such Plan. A copy of the Executive Restricted Stock Plan and the rules of such Plan may be obtained from the Secretary of Indiana Energy, Inc."

Once the restricted Shares are released from the restrictions set forth in Section 11 hereof and subject to Section 25, the Grantee shall be entitled to have the legend required by this Section  12 removed from such Share certificate(s).

     Section   13.    Voting  Rights.   During  the   Period   of
Restriction, Grantees holding restricted Shares granted hereunder may exercise full voting rights with respect to those Shares.

     Section 14. Dividends and Other Distributions. During the Period of Restriction, Grantees holding restricted Shares granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability as the restricted Shares with respect to which they were paid.

      Section 15. Lifting of Restrictions. The restricted Share grants under the Plan shall be subject to restrictions as to transferability and shall also be subject to forfeiture provisions. The lifting of the transferability restrictions and the forfeitability provisions shall be dependent on the shareholder value performance of the Shares during each Measuring Period and on the continued employment of the Grantee during the Period of Restrictions.

     The shareholder value performance conditions operate in the following manner. For each Measuring Period the shareholder value performance of Energy shall be compared with the shareholder value performance of a group of comparable companies designated by the independent directors of the Board before the beginning of such Measuring Period. Shareholder value performance shall be determined for Energy and for each company included as part of the group of comparable companies by dividing:

     (a)  the difference between

          (i) the sum of (A) the average for each company of the monthly averages of the highest and lowest trading price of the common stock of such company for the last twelve (12) months of the Measuring Period, and (B) any dividends, cash or stock, paid per share with respect to such company's common stock during the Measuring Period, and

          (ii) the average of the monthly averages of the highest
               and  lowest trading price of the common  stock  of
               such   company   for   the  twelve   (12)   months
               immediately preceding the Measuring Period, by

     (b)  (ii) above;

provided, however, that if during the period in which shareholder value performance is determined, Energy or any of the comparable companies incurs a change in its outstanding shares for any reason enumerated in Section 9 hereof, the independent directors of the Board shall appropriately modify the above shareholder value performance determination to reflect such change in capitalization. The independent directors of the Board shall adopt a schedule at the beginning of the Measuring Period which, depending on how Energy performs in relationship to the group of comparable companies with respect to its Share value, shall provide for additional grants of restricted Shares, forfeiture of restricted Shares previously granted or no adjustment at all.

      The restrictions in the Shares held by a Grantee at the end of the Measuring Period (after the adjustment in the number of Shares by reason of the shareholder value performance schedule is completed) shall be lifted in whole as of the fourth (4th) anniversary of the calendar day immediately preceding the first calendar day of the Measuring Period; provided, however, that except as provided in Section 16, 17 or 18 hereof: (1) the restrictions shall be lifted on an anniversary date only if the
Grantee is still employed by a Participating Employer on the anniversary date, and (2) if a Grantee ceases to be employed by a Participating Employer before the restrictions lapse on any Shares held by him or her, the Shares still subject to restrictions shall be immediately forfeited. The shareholder value performance comparisons schedule and the Restricted Stock Target Percentages for the principal officers to whom grants are to be made shall be established before the beginning of each Measuring Period by the independent directors of the Board; provided, however, that the independent directors of the Board may modify after the beginning of the Measuring Period the above-described schedule if, in their sole discretion, they determine a modification is appropriate in light of unforeseen or unusual circumstances.

     Notwithstanding anything contained in the Plan to the contrary, the Energy Compensation Committee may extend the forfeiture event based on continuing employment for a Grantee to a date beyond the date on which the forfeiture would have otherwise lapsed if the affected Grantee consents to such extension; provided, however, that the restrictions based on continuing employment which would have lapsed on September 30, 1998 shall be extended until February 1, 1999 with respect to any Grantee that consents to the extension of these forfeiture provisions before September 30, 1998 on a form provided by Energy.

     If a Grantee (i) whose employment is terminated with the Participating Employers for any reason and (ii) who is a director of Energy immediately prior to the Grantee's termination of employment continues to serve Energy as a director following the Grantee=s termination of employment, the Board shall have the complete discretion to deem the Grantee's employment with the Participating Employers as continuing for purposes of this Section, Section 16 and Section 17 for all or a portion of the period in which the Grantee continuously serves as a member of the Board.

     Section 16. Effect of Grantee's Attainment of Age 65. Notwithstanding anything contained in Section 15 hereof to the contrary, if a Grantee attains age 65 after the end of a
Measuring Period but before his or her employment with the Participating Employers is terminated and before the restrictions lapse on the Shares granted for such Measuring Period, the remaining restrictions on any Shares granted for such Measuring Period held by the Grantee (after the shareholder value performance adjustments described in Section 15 are completed for such Measuring Period) shall immediately lapse on the date of his or her attainment of age 65.

     Notwithstanding anything contained in Section 15 hereof to the contrary, if a Grantee attains age 65 before his or her employment with the Participating Employers is terminated and before the end of a Measuring Period, the remaining restrictions on any Shares attributable to such Measuring Period held by the Grantee (after the number of Share are adjusted pursuant to the shareholder value performance adjustments described in Section 15 hereof are completed for such Measuring Period) shall lapse on the last calendar day of such Measuring Period; provided, however, that if the Grantee's employment with the Participating Employers is terminated, voluntarily or involuntarily, on or after his or her attainment of age 65 but before the end of the first twelve (12) months of the Measuring Period, the Grantee shall be entitled only to a pro-rata portion of the restricted Shares granted to him or her for such Measuring Period (after the shareholder value performance adjustments described in Section 15 hereof are completed for such Measuring Period) based on the portion of the first twelve (12) month period of the Measuring Period that he or she was employed by a Participating Employer before his or her termination of employment, rounding up or down any fractional Share to the nearest whole Share.

     Section 17. Effect of Termination of Employment Due to Early Retirement, Death or Disability. Notwithstanding anything contained in Section 15 hereof to the contrary, if a Grantee's employment with the Participating Employers is terminated before his or her attainment of age 65 by reason of his or her early retirement with the consent of the Chief Executive Officer of Energy, his or her death or his or her total and permanent disability (as such term is defined in the Indiana Gas Company, Inc. Combined Non-Bargaining Retirement Plan or in any successor retirement plan thereto) and occurs after the end of the Measuring Period but before the restrictions lapse on the Shares granted for such Measuring Period, the remaining restrictions on any Shares attributable to such Measuring Period held by the Grantee (after the shareholder value performance adjustments described in Section 15 hereof are completed for such Measuring Period) shall immediately lapse on the date of his or her approved early retirement, death or total and permanent disability, whichever is applicable.

     Notwithstanding anything contained in Section 15 hereof to the contrary, if a Grantee's employment with the Participating Employers is terminated before his or her attainment of age 65 by reason of his or her approved early retirement, death or total and permanent disability and occurs before the end of a Measuring Period, the Grantee shall be entitled only to a pro-rata portion of the restricted Shares granted to him or her for such Measuring Period (after the number of Shares are adjusted pursuant to the shareholder value performance adjustments described in Section 15 hereof are completed for such Measuring Period) based on the portion of the Measuring Period that he or she was employed by a Participating Employer, rounding up or down any fractional Share to the nearest whole Share, and the restrictions in these remaining Shares after effecting the pro-rata reduction shall lapse on the last calendar day of the Measuring Period.

     Section 18. Change in Control. In the event that Energy incurs a Change in Control and notwithstanding anything contained in Section 15 to the contrary, the lifting of the restrictions on the restricted Shares held by a Grantee who was employed by a Participating Employer on the calendar day immediately preceding the date of the Change in Control shall immediately occur. Moreover, no Shares may be forfeited after a Change in Control of Energy, regardless of the shareholder value performance of the Shares for the Measuring Period during which the Change in Control occurs; provided, however, that additional Shares (which Shares shall be freely transferable and non-forfeitable) may be granted at the end of the Measuring Period in accordance with
Section 15 hereof during which the Change in Control occurs depending on the shareholder value performance of the Shares for the Measuring Period.

     Section 19. No Employment Contract. The Plan is not and is not intended to be an employment contract with respect to any of the Grantees, and the Participating Employers' rights to continue or to terminate the employment relationship of any Grantee shall not be affected by the Plan.

     Section 20. Amendment and Termination. The Board may at any time amend, modify, alter, or terminate the Plan; provided, however, that without the approval of the Energy shareholders:

     (a) the number of Shares which may be reserved for issuance under the Plan may not be increased except as provided in Section 9 hereof;

     (b) the class of employees to whom grants may be granted under the Plan shall not be modified materially; and

     (c) the benefits accruing to Grantees under the Plan shall not be increased materially;

provided, further, that except for the modifications expressly permitted by the last paragraph of Section 15 hereof, any amendment, modification, alteration or termination to the Plan which increases the restrictions as to transferability or forfeitability of any restricted Shares granted hereunder to a Grantee, including any shareholder value performance adjustments which occur at the end of a Measuring Period, shall not become effective until the first Measuring Period following the Measuring Period during which such amendment, modification, alteration or termination to the Plan is adopted without the written consent of the Grantee.

     Section 21. Indemnification. Each person who is or shall have been a member of the Board or the Energy Compensation Committee shall be indemnified and held harmless by Energy against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof with Energy's approval, or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding against him or her, provided he or she shall give Energy an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Energy Articles of Incorporation or Code of By-Laws, as a matter of law, or otherwise, or any power that Energy may have to indemnify them or hold them harmless.

     Section 22. Governing Law. The Plan, and all grants and other documents delivered hereunder, shall be construed in accordance with and governed by the laws of Indiana.

     Section   23.    Expenses   of  Plan.    The   expenses   of
administering the Plan shall be borne by Energy.

     Section 24. Successors. The Plan shall be binding upon the successors and assigns of the Participating Employers.

     Section 25. Tax Withholding. Energy, as appropriate, shall have the right to require the Grantee or other person receiving Shares to pay to the Participating Employers the amount of any federal, state or local taxes which the Participant Employers are required to withhold with respect to such Shares. If permitted by the Compensation Committee or the Board and pursuant to rules established by the Compensation Committee, a Grantee may make a written election to have Shares having an aggregate fair market value, as determined by the Compensation Committee, sufficient to satisfy the applicable withholding taxes, withheld from the Shares otherwise to be received at the end of the Period of Restriction.

     This Amended and Restated Plan has been executed on this 25th day of September, 1998 to be effective as of October 1, 1998.

                         INDIANA ENERGY, INC.



                         By:  /s/ O. N. Frenzell III
                              O. N. Frenzel III, as Chairman
                              of the Compensation Committee